Exhibit 4.5

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 6, 2020, among Taylor Morrison Communities, Inc., a Delaware corporation (the “Issuer”), the Guarantors, Taylor Morrison Home III Corporation, a Delaware corporation (“Successor Holdings”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as heretofore supplemented, the “Indenture”), dated as of April 16, 2015, providing for the issuance of 5.875% Senior Notes due 2023 (the “Notes”);

WHEREAS, on the date hereof, TMM Holdings Limited Partnership, a British Columbia limited partnership (“Predecessor Holdings”) has transferred all of its assets to Successor Holdings;

WHEREAS, pursuant to Section 5.01(a)(2) of the Indenture, Successor Holdings is obligated to expressly assume all of the obligations of Predecessor Holdings under the Indenture, the Notes and its Note Guarantee and shall succeed to, and be substituted for (so that from and after the date of the asset transfer described above, the provisions of the Indenture referring to “Holdings” shall refer instead to Successor Holdings and not to Predecessor Holdings), and may exercise every right and power of Holdings by entering into a supplemental indenture (the “Assumption”);

WHEREAS, pursuant to Section 9.01(a)(3) of the Indenture, Successor Holdings, the Guarantors, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture to provide for the Assumption;

WHEREAS, the Issuer has delivered an Officer’s Certificate and Opinion of Counsel to the Trustee stating that all conditions precedent and covenants related to the execution and delivery of this Supplemental Indenture complies with the Indenture:

WHEREAS, Successor Holdings has complied with all conditions precedent and covenants provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Successor Holdings, Predecessor Holdings, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO ASSUME OBLIGATIONS. Successor Holdings hereby agrees to unconditionally assume Predecessor Holdings’ rights, obligations, covenants, agreements and liabilities in and under the Indenture, the Notes and its Note Guarantee, to be bound by all provisions of the Indenture, the Notes and its Note Guarantee applicable to Predecessor Holdings and to perform all of the obligations and agreements of Predecessor Holdings under the Indenture, the Notes and its Note Guarantee.

3.    RELEASE. Predecessor Holdings is hereby fully, finally and indefeasibly released from any and all of the covenants, conditions and obligations under or in connection with its Note Guarantee, the Indenture and the Notes. Predecessor Holdings shall have no further obligation, liability, duty or burden in respect of its Note Guarantee, the Indenture and the Notes and shall not exercise any right or power of Holdings or a Guarantor under the Indenture and the Notes.

4.    AMENDMENT. The definition of “Holdings” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Holdings” means Taylor Morrison Home III Corporation, a Delaware corporation, and any of its successors under the terms of this Indenture.”

5.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (including copies transmitted via facsimile or electronic mail), but all of them together represent the same agreement.

8.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors, Successor Holdings and the Issuer.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUER:

TAYLOR MORRISON COMMUNITIES, INC.

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Chief Legal Officer, Executive Vice President and Secretary

SUCCESSOR HOLDINGS:

TAYLOR MORRISON HOME III CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Chief Legal Officer, Executive Vice President and Secretary

PREDECESSOR HOLDINGS:

TMM HOLDINGS LIMITED PARTNERSHIP

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Chief Legal Officer, Executive Vice President and Secretary

Signature Page to 2023 Notes – Fifth Supplemental Indenture

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name:	Joshua A. Hahn
Title:	Vice President

Signature Page to 2023 Notes – Fifth Supplemental Indenture

GUARANTORS:

ATPD, LLC
AV HOMES OF ARIZONA, LLC
AV HOMES OF RALEIGH, LLC
AV HOMES, INC.
AVATAR PROPERTIES INC.
AVH CAROLINAS, LLC
AVH DFW, LLC
AVH EM, LLC
AVH NORTH FLORIDA, LLC
BONTERRA BUILDERS, LLC
DARLING HOMES OF TEXAS, LLC
DFP TEXAS (GP), LLC
JCH GROUP, LLC
ROYAL OAK HOMES, LLC
TAYLOR MORRISON AT CRYSTAL FALLS, LLC
TAYLOR MORRISON ESPLANADE NAPLES, LLC
TAYLOR MORRISON FINANCE, INC.
TAYLOR MORRISON HOLDINGS OF ARIZONA, INC.
TAYLOR MORRISON HOLDINGS, INC.
TAYLOR MORRISON HOME III CORPORATION
TAYLOR MORRISON MARBLEHEAD HOLDINGS, LLC
TAYLOR MORRISON OF CALIFORNIA, LLC
TAYLOR MORRISON OF CAROLINAS, INC.
TAYLOR MORRISON OF COLORADO, INC.
TAYLOR MORRISON OF FLORIDA, INC.
TAYLOR MORRISON OF GEORGIA, LLC
TAYLOR MORRISON OF ILLINOIS, INC.
TAYLOR MORRISON OF TEXAS, INC.
TAYLOR MORRISON PACIFIC POINT HOLDINGS, LLC
TAYLOR MORRISON SERVICES, INC.
TAYLOR MORRISON TRAMONTO HOLDINGS, LLC
TAYLOR MORRISON, INC.
TAYLOR MORRISON/ARIZONA, INC.
TAYLOR WOODROW COMMUNITIES – LEAGUE CITY, LTD.
TAYLOR WOODROW COMMUNITIES AT ARTISAN LAKES, L.L.C.
TAYLOR WOODROW COMMUNITIES AT MIRASOL, LTD.
TAYLOR WOODROW COMMUNITIES AT PORTICO, L.L.C.
TAYLOR WOODROW COMMUNITIES AT ST. JOHNS FOREST, L.L.C.
TAYLOR WOODROW HOMES – CENTRAL FLORIDA DIVISION, L.L.C.
TAYLOR WOODROW HOMES – SOUTHWEST FLORIDA DIVISION, L.L.C.
TM CALIFORNIA SERVICES, INC.
TM HOMES OF ARIZONA, INC.
TM OYSTER HARBOR, LLC
TM RIDGE GP, LLC
TM RIDGE LP, LLC
TW ACQUISITIONS, INC.
TWC/FALCONHEAD WEST, L.L.C.
TWC/MIRASOL, INC.

Signature Page to 2023 Notes – Fifth Supplemental Indenture

TWC/STEINER RANCH, LLC
VITALIA AT TRADITION, LLC
On behalf of each of the above named entities,

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Chief Legal Officer, Executive Vice
President and Secretary

Signature Page to 2023 Notes – Fifth Supplemental Indenture